UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2017

IEG HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-55463	90-1069184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6061 West Tropicana Ave., Suite E-13, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 227-5626

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 21, 2017, IEG Holdings Corporation (the “Company”) filed Articles of Amendment to the amended and restated articles of incorporation of the Company (the “Articles of Amendment Effecting the Reverse Split”) with the Secretary of State of the State of Florida to effect as of 6:00 p.m., Eastern Time, on July 25, 2017 a one-for-one thousand reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). In accordance with the Articles of Amendment Effecting the Reverse Split, immediately prior to the Reverse Split on July 25, 2017, the Company will pay in cash to those shareholders holding fewer than 1,000 shares of common stock, instead of issuing fractional shares, an amount per share equal to the average closing price per share of the common stock on the OTCQB, averaged over the period of 30 consecutive calendar days ending on the trading day prior to July 25, 2017, without interest. The foregoing description is subject to, and qualified in its entirety by the Articles of Amendment Effecting the Reverse Split attached as Exhibit 3.1 hereto and incorporated herein by reference.

On June 21, 2017, the Company filed Articles of Amendment to the amended and restated articles of incorporation of the Company (the “Articles of Amendment Effecting the Forward Split”) with the Secretary of State of the State of Florida to effect as of 6:01 p.m., Eastern Time, July 25, 2017 a one thousand-for-one forward stock split of the Common Stock (the “Forward Split”). The foregoing description is subject to, and qualified in its entirety by the Articles of Amendment Effecting the Forward Split attached as Exhibit 3.2 hereto and incorporated herein by reference.

The Reverse Split and Forward Split had both been approved by the Company’s Board of Directors and the holder of a majority of the voting power of the issued and outstanding capital stock of the Company, as required, on June 14, 2017.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment of IEG Holdings Corporation (Effecting the Reverse Split), filed with the Secretary of State of the State of Florida on June 21, 2017.

3.2	Articles of Amendment of IEG Holdings Corporation (Effecting the Forward Split), filed with the Secretary of State of the State of Florida on June 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEG HOLDINGS CORPORATION

Date: June 22, 2017	By:	/s/ Paul Mathieson
	Name:	Paul Mathieson
	Title:	President and Chief Executive Officer